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Exhibit 99.5

FORM OF LETTER TO STOCKHOLDERS

FOAMEX INTERNATIONAL INC.
1000 COLUMBIA AVENUE
LINWOOD, PENNSYLVANIA 19061

            , 2006

Dear Stockholder:

        We are sending you this letter in connection with the grant to all of our stockholders (including you) of non-transferable rights to purchase shares of our common stock at an exercise price of $2.25 in cash per share. We have described the rights and the rights offering in the enclosed prospectus dated                , 2006. Your rights are evidenced by a rights certificate registered in your name(s). You should read the prospectus carefully before deciding whether to exercise or transfer your rights.

        We have enclosed copies of the following documents for your use:

  1.
  The prospectus;

  2.
  Your rights certificate;

  3.
  The "Instructions for Completion of Foamex International Inc. Rights Certificates";

  4.
  Guidelines for Certification of Taxpayer Identification Number on Form W-9; and

  5.
  A return envelope addressed to Mellon Investor Services LLC, on behalf of the rights agent, Mellon Bank N.A.

        IF YOU WANT TO EXERCISE YOUR RIGHTS AND PURCHASE SHARES OF OUR COMMON STOCK, YOU MUST SEND THE PROPERLY COMPLETED RIGHTS CERTIFICATE TOGETHER WITH THE PAYMENT OF THE EXERCISE PRICE FOR THE SHARES YOU HAVE ELECTED TO PURCHASE TO THE RIGHTS AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON                 , 2006, UNLESS WE EXTEND THIS PERIOD. ACCORDINGLY, WE REQUEST THAT YOU ACT PROMPTLY.

        You may obtain additional copies of the enclosed materials and may request assistance or information from the information agent, Mellon Investor Services LLC at

  Mellon Investor Services LLC
  Attn:
  480 Washington Boulevard
  Jersey City, New Jersey 07310

  Banks and brokerage firms, please call:
  All others, please call toll-free:

                                                                                                  Very truly yours,

                                                                                                  FOAMEX INTERNATIONAL INC.

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FORM OF LETTER TO STOCKHOLDERS